Exhibit 10.1

Note Modification Agreement

This agreement, dated as of December 7, 2012 (the “Agreement Date”), is by and between Syntel, Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A. (together with its successors and assigns, the “Bank”). The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).

WHEREAS, the Borrower executed a Line of Credit dated as of August 3, 2009 in the original principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00), (as same has been and is otherwise amended or modified from time to time, the “Note”) as evidence of an extension of credit from the Bank to the Borrower, which Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Bank; and,

WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth in this agreement;

NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. ACCURACY OF RECITALS. The Borrower acknowledges the accuracy of the Recitals stated above.

2. DEFINITIONS. Capitalized terms used in this agreement shall have the same meanings as in the Note, unless otherwise defined in this agreement. As used herein, “Domestic Subsidiary” means any direct or indirect subsidiary of the Borrower that is incorporated or organized under the laws of the United States of America, any State or other political subdivision thereof, or the District of Columbia.

3. MODIFICATION OF NOTE.

3.1 Each reference in the Note to “August 31, 2013” is hereby replaced with “December 31, 2013”.

3.2 Reference in the Note to “Twenty Million and 00/100 Dollars ($20,000,000.00)” is hereby replaced with “Fifty Million and 00/100 Dollars ($50,000,000.00)”.

3.3 Reference in the definition of “Applicable Margin” in the Note to “1.25%” is hereby replaced with “1.50%”.

3.4 The following is added to the end of the paragraph entitled “Principal Payments”: “In addition to all other payments hereunder, the Borrower shall prepay this Note, and the credit facility pursuant hereto shall be permanently reduced by, each the following: (a) 100% of the net cash proceeds of any sale or other disposition of assets by the Borrower or any of its Domestic Subsidiaries (except for the sale of inventory in the ordinary course of business and certain other dispositions and other asset sales consented to by the Bank) and of casualty and insurance proceeds (unless, if no default exists, such proceeds are used to rebuild or replace assets in certain circumstances to be determined); (b) 100% of the net cash proceeds from the issuance of any debt (other than debt permitted by the Related Documents); and (c) 50% of the net cash proceeds from the issuance of any new equity by the Borrower.”

3.5 The Borrower agrees that the Note and all other Liabilities will be guaranteed by all existing and future Domestic Subsidiaries (the “Guarantors”), excluding Syntel Delaware so long as it is in a joint venture not wholly owned by the Borrower, and the Borrower and the Guarantor shall grant a security interest in all of the present and future assets of the Borrower and the Guarantors. The Borrower agrees promptly to execute and deliver, and cause the Guarantors promptly to execute and deliver, all agreements, instruments and other documents requested by the Bank to implement to such guarantees and create and perfect such security interests.

4. RATIFICATION OF RELATED DOCUMENTS AND COLLATERAL. The Related Documents are ratified and reaffirmed by the Borrower and shall remain in full force and effect as they may be modified by this agreement. All property described as security in the Related Documents shall remain a security for the Note, as modified by this agreement, and the Liabilities under the other Related Documents.

5. BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that each of the representations and warranties made in the Note and the other Related Documents and each of the following representations and warranties are and will remain, true and correct until the later of maturity or the date on which all Liabilities evidenced by the Note are paid in full:

5.1 No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred and is continuing under any provision of the Note, as modified by this agreement, or any other Related Document.

5.2 No event has occurred which may in any one case or in the aggregate materially and adversely affect the financial condition, properties, business, affairs, prospects or operations of the Borrower or any guarantor or any subsidiary of the Borrower.

5.3 The Borrower has no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that it could assert with respect to the Note or any other Liabilities.

5.4 The execution, delivery and performance of this agreement are within its powers and have been duly authorized by all necessary action, and this agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.5 The Note, as modified by this agreement, and the other Related Documents are the legal, valid and binding obligations of the Borrower and the other parties, enforceable against the Borrower and other parties in accordance with their terms except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.6 The Borrower is validly existing under the laws of the State of its formation or organization. The Borrower has the requisite power and authority to execute and deliver this agreement and to perform the obligations described in the Related Documents as modified herein. The execution and delivery of this agreement and the performance of the obligations described in the Related Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This agreement has been duly executed and delivered by or on behalf of the Borrower.

6. BORROWER COVENANTS. The Borrower covenants with the Bank:

6.1 The Borrower shall execute, deliver and provide to the Bank such additional agreements, documents and instruments as reasonably required by the Bank to effectuate the intent of this agreement.

6.2 The Borrower fully, finally, and forever releases and discharges the Bank, its successors and assigns and their respective directors, officers, employees, agents and representatives (each a “Bank Party”) from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind of nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower, (i) in respect of the loan evidenced by the Note and the Related Documents, or of the actions or omissions of any Bank Party in any manner related to the loan evidenced by the Note or the Related Documents and (ii) arising from events occurring prior to the date of this agreement.

6.3 To the extent not prohibited by applicable law, the Borrower shall pay to the Bank:

6.3.1 All the internal and external costs and expenses incurred (or charged by internal allocation) by the Bank in connection with this agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing and recording costs, expenses and fees).

7. EXECUTION AND DELIVERY OF AGREEMENT BY THE BANK. The Bank shall not be bound by this agreement until (i) the Bank has executed this agreement, and (ii) the Borrower has performed all of the obligations of the Borrower, and caused its Domestic Subsidiaries to perform all of their obligations, under this agreement and the other Related Documents to be performed contemporaneously with the execution and delivery of this agreement.

8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Note, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of any Liabilities evidenced by the Note and supersede all prior understandings, and negotiations. If any one or more of the obligations of the Borrower under this agreement or the Note, as modified by this agreement, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Note as modified by this agreement and the other Related Documents in any other jurisdiction. No provision of the Note, as modified by this agreement, or any other Related Documents may be changed, discharged, supplemented, terminated or waived except in a writing signed by the party against whom it is being enforced.

9. GOVERNING LAW AND VENUE. This agreement shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under the Note or this agreement may be brought by the Bank in any state or federal court located in the State of Michigan, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Michigan is not a convenient forum or the proper venue for any such suit, action or proceeding.

This agreement binds the Borrower and its successors, and benefits the Bank, its successors and assigns. The Borrower shall not, however, have the right to assign the Borrower’s rights under this agreement or any interest therein, without the prior written consent of the Bank.

10. COUNTERPART EXECUTION. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement, and signatures sent by facsimile or other electronic imaging shall be effective as originals.

11. NOT A NOVATION. This agreement is a modification only and not a novation. In addition to all amounts hereafter due under the Note, as modified by this agreement, and the other Related Documents, all accrued interest evidenced by the Note being modified by this agreement and all accrued amounts due and payable under the Related Documents shall continue to be due and payable until paid. Except for the modification(s) set forth in this agreement, the Note, the other Related Documents and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered an allonge to the Note and attached to the Note and made a part thereof. This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby. References to the Related Documents and to other agreements shall not affect or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note when due. The Bank reserves all rights against all parties to the Note and the other Related Documents. This agreement is a Related Document.

Borrower:

SYNTEL, INC.

By:	/s/ Daniel M. Moore
Name:	Daniel M. Moore
Title:	Chief Administrative Officer

Date Signed:	12/7/12

BANK’S ACCEPTANCE

The foregoing agreement is herby agreed to and acknowledged.

Bank:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jeffrey D. Collier
Name:	Jeffrey D. Collier
Title:	Senior Banker

Date Signed:	12/7/12

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